CONVERTIBLE PROMISSORY NOTE – DS

$200,000 (Twe Hundred Thousand Dollars)	Dated: April 7, 2010
Principal Amount	State of Nevada

Funding Date- On or before April 30, 2010
Due Date of Note April 30, 2011

FOR VALUE RECEIVED, Two Hundred Thousand Dollars ($200,000), the undersigned, Indigo-Energy, Inc., a Nevada Corporation, located at 701 N. Green Valley Parkway, Suite 200, Henderson, NV 89074 (the “Borrower” or the “Company”) hereby promises to pay to the order of David C. Stang an individual located at 105 Mockingbird Lane, Seabrook, TX 77586 (Maker), the sum of $200,000 (Two Hundred Thousand Dollars). Said sum shall be paid in the manner following:

This Convertible Promissory Note (Note) shall bear Interest at twelve percent (12%) per annum from the Funding Date to the Due Date. Interest will begin accruing on the entire principal amount on the date this Note is fully funded.

At the Due Date Borrower will repay the Note in the following manner:

Option 1- At the option of the Maker he may elect to convert the entire amount of the note including the Principal Amount plus any accrued interest at any time prior to May 5, 2010 at five cents ($.05) per share Market Price according to the terms of the Convertible Option below.

Option 2- At the option of the Maker he may elect to convert the entire amount of the note including the Principal Amount plus any accrued interest at any time from May 5, 2010 to the Due Date at eight cents ($.08) per share Market Price according to the terms of the Convertible Option below.

Option 3- If the Maker does not elect Option 1 or Option 2, Borrower will repay the Principal Amount along with accrued interest within 10 days of the Due Date via check to the Makers address above.

Convertible Option:
Maker may convert this Note according to Option 1 or Option 2 above according to the “Conversion Formula” below by faxing (702-977-7483) or mailing the Notice of Conversion (attached) to the company.

Conversion Formula:
The “Conversion Amount” shall be Principal Amount plus any accrued interest due at date of conversion.

The “Conversion Price” shall be an amount equal to a fifty percent (50%) discount to the Market Price as defined in Option 1 or Option 2 above.

The "Conversion Date" shall be the date of acceptance by the Company of the attached "Conversion Notice".

The Conversion Formula shall be the Conversion Amount divided by the Conversion Price. The Conversion Amount shall be converted to common stock issuable to the Maker, such stock to be restricted by Rule 144 and issued within 30 days of the Conversion Date.

Additionally, the Maker shall receive six (6) shares of Borrower's common stock for every dollar of Principal Amount within thirty (30) days of disbursement of the funds, such stock to be restricted by Rule 144. The Maker acknowledges that the Shares are being acquired for their own account for investment purposes only and not with a view to distribution or resale to others in contravention of the registration requirements of the Securities Act of 1933.

This Note shall at the option of the Maker be immediately due and payable upon the occurrence of any of the following:

1-           Breach of any condition of any of the security interest.

2-           Upon the dissolution, liquidation or filing of a bankruptcy of the Borrower.

Wire Instructions for receipt of funds by Borrower are:

Bank of America
2638 W. Horizon Ridge Parkway
Henderson, NV 89052
Indigo- Energy, Inc.
Account # _______________
Wire Routing ABA # _______________

Default Provisions. In the event this note shall be in default, and placed with an attorney for collection, then the Borrower agrees to:

1-
Pay all reasonable attorney fees and costs of collection. Payments not made within 10 days of due date shall be subject to a late charge of 10% of said payment. All payments hereunder shall be made to the Maker, and;

2-	Pay to Maker a penalty of five (5) million shares of restricted common stock of the Company, said stock to be issued within thirty (30) days of default.

Entire Agreement. The Borrowers agree to be fully bound hereunder until this note shall be fully paid and waive demand, presentment and protest and all notices thereto and further agrees to remain bound, notwithstanding any extension, renewal, modification, waiver, or other indulgence by the Maker or upon the discharge or release of the Borrowers, or upon the exchange, substitution, or release of any collateral granted as security for this Note. No modification or indulgence by Maker shall be binding unless in writing, and any indulgence for one occasion shall not be an indulgence for any other or future occasion. This Note shall take effect as a sealed instrument and shall be construed, governed, and enforced in accordance with the laws of the State of Nevada.

Signed the date recorded below:

/s/ Steve Durdin	April 9, 2010
Steve Durdin, CEO	Date
Indigo-Energy, Inc.

Accepted by Maker:

/s/ David C. Stang	April 9, 2010
David C. Stang From Note Conv 200K	Date